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                                                                EXHIBIT 10.03(a)

                   AMENDMENT TO THE TRADING ADVISORY AGREEMENT

          This AMENDMENT amends the trading advisory agreement by and among Man-AHL 130, LLC, a Delaware limited liability company (the "Fund"), Man Investments (USA) Corp., a Delaware (USA) corporation (the "Managing Member") and Man-AHL (USA) Limited, a United Kingdom corporation (the "Trading Advisor"), dated as of March 30, 2007 (the "Trading Advisory Agreement"). The Trading Advisory Agreement is to be read subject to this Amendment in so far as this Amendment revises information contained in the Trading Advisory Agreement. Capitalized terms used herein and not otherwise defined shall have the respective meanings given such terms in the Trading Advisory Agreement.

          WHEREAS, the Fund, the Managing Member and the Trading Advisor wish to amend Section 2(c) of the Trading Advisory Agreement with respect to the description of Net New Appreciation;

          NOW, THEREFORE, the Fund, the Managing Member and the Trading Advisor hereby agree to amend the Trading Advisory Agreement as follows:

1.   AMENDMENT TO SECTION 2(C). Section 2(c) shall be amended as follows:

     (i) Net New Appreciation achieved during a calendar month shall mean the excess, if any, of (A) the Net Asset Value of the Fund as of the end of the calendar month (without reduction for any incentive fees accrued or paid to the Trading Advisor for the calendar month or for any redemptions or distributions effected during or as of the end of such calendar month and without increase for any additional capital contributions effected during or as of the end of such calendar month and without regard to increases or decreases in the Fund's Net Asset Value attributable to the Fund's investment in Man-Glenwood Lexington, LLC or Man-Glenwood Lexington TEI, LLC (the "Man-Glenwood Funds")) over (B) the Net Asset Value of the Fund as of the end of the most recent prior calendar month for which an incentive fee was accrued or paid with clause (B) reduced by the amount of the incentive fees accrued or paid for such prior calendar month and also reduced by any redemptions or distributions, and increased by any contributions, effected as of or subsequent to the end of such prior calendar month through the first day of the calendar month referred to in clause (A), above (and without regard to increases or decreases in the Fund's Net Asset Value attributable to the Fund's investment in the Man-Glenwood Funds. For purposes of calculating the first incentive fee payable to the Trading Advisor, clause (B) means the initial Net Asset Value of the Fund on the day the Fund commences trading activities reduced by the amount of the Fund's investment in the Man-Glenwood Funds. For purposes of calculating Net New Appreciation, taxes and extraordinary expenses shall be excluded.

2. The Trading Advisory Agreement shall remain binding and in full force and effect in all other respects.

3. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

4. All parties represent and warrant each with respect to itself only that, they have taken all action required to be taken in order to authorize and effect this Amendment. This Amendment constitutes a legal, valid and binding and enforceable obligation of the respective parties.


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IN WITNESS WHEREOF the parties hereto have entered into this Amendment effective as of March 30, 2007.

MAN-AHL 130, LLC

By: Man Investments (USA) Corp., its
    Managing Member


By:
    ---------------------------------
Name:
Title:


MAN INVESTMENTS (USA) CORP.


By:
    ---------------------------------
Name:
Title:


MAN-AHL (USA) LIMITED


By:
    ---------------------------------
Name:
Title:


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